Exhibit 99.1

WW International, Inc. Announces CFO Transition

NEW YORK (November 27, 2024) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or the “Company”) today announced the appointment of Felicia DellaFortuna as Chief Financial Officer, effective January 1, 2025. She succeeds Heather Stark, who will remain with the Company through December 27, 2024.

“We are thrilled to welcome Felicia DellaFortuna as our new Chief Financial Officer at this pivotal time for WeightWatchers,” said Tara Comonte, Interim Chief Executive Officer. “Felicia brings extensive experience in strategic financial leadership, operational excellence, and enterprise value creation that will be instrumental as we navigate this critical period of transformation. Our industry is evolving rapidly, and so is WeightWatchers. With Felicia’s expertise, we will execute on improving our business and delivering sustainable, long-term growth with discipline and focus to ensure WeightWatchers remains the undisputed global leader in weight management now and into the future.”

Comonte added, “I also want to take this opportunity to sincerely thank Heather for her many contributions to WeightWatchers. Her leadership has been important in navigating the business through a rapidly changing global healthcare landscape, and we are deeply grateful for her dedication and impact during such an important chapter in the company’s history.”

DellaFortuna is an accomplished financial leader with a track record of driving operational efficiency and fostering growth. As Chief Financial Officer of Enthusiast Gaming, a global gaming media platform, she led financial strategy and operations, driving the business to profitability and strengthening its balance sheet in the dynamic digital media sector.

Previously, as Chief Financial Officer of BuzzFeed, Inc., DellaFortuna played a pivotal role in its transformation into one of the first profitable pure-play digital media companies. She diversified revenue streams and enhanced its growth strategy, unlocked synergies across business units, and led corporate development initiatives, including the acquisitions of Complex Networks and HuffPost. Earlier in her career, she held senior finance roles at Viant Technology Inc. and XIX Entertainment. DellaFortuna began her career at Ernst & Young in Transaction Advisory Services and Audit. A Certified Public Accountant, she brings deep expertise in navigating complex business environments with precision and discipline.

“I am honored to join WeightWatchers at such a transformative moment in its journey,” said DellaFortuna. “The company has an incredible legacy positively empowering millions of people within its communities, and delivering industry-leading innovation over many decades. I am excited to collaborate with the team to foster financial discipline, support key strategic initiatives, and position WeightWatchers for sustained growth and long-term success.”

About WW International, Inc.

WeightWatchers is the global leader in science-backed weight management, providing an accessible, holistic model of care through our #1 doctor-recommended Points Program, clinical interventions including weight-loss medications, and community support. Since 1963, we have empowered our millions of members to build healthy habits to live longer lives. Our innovative, trusted spectrum of solutions provides members with the tools and resources they need to reach and sustain their goals wherever they are on their journey. To learn more visit weightwatchers.com or corporate.ww.com.

This news release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement, including, among other things the risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the United States Securities and Exchange Commission (the “SEC”), including the disclosure contained in Item 1A. Risk Factors in the Company’s 2023 Annual Report on Form 10-K filed with the SEC, as updated by the Company’s other filings with the SEC. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at http://corporate.ww.com).

For more information, contact:

Investors:

John Mills or Anna Kate Heller

WeightWatchers@icrinc.com

Media:

Kelsey Merkel

Communications@ww.com